                                                                    Exhibit 10.3


                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT ("Agreement") is made and entered into as of the ___ day of _______, 1999, by SHOPKO STORES, INC., a Wisconsin corporation (hereinafter called the "Lender"), and PROVANTAGE HEALTH SERVICES, INC., a Delaware corporation (hereinafter called the "Company").

     WHEREAS, the Company is presently an indirect, wholly-owned subsidiary of the Lender;

     WHEREAS, the parties hereto anticipate that the Company will sell shares of its common stock in an initial public offering; and

     WHEREAS, the Company has requested that, following the date of such initial public offering, the Lender make a $25.0 million line of credit available to the Company for working capital purposes and for capital expenditures, and the Lender has agreed to extend such line of credit on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the parties hereto agree as follows:

     Section 1.  Definitions.

     1.01. Specific Definitions: As used herein, the following terms shall have the indicated meanings:

     "Account Balancing Loan": as such term is defined in Section 2.

     "Account Balancing Loan Rate": means, for any day, a rate per annum equal to the higher of (i) the "prime rate" for such day as published by Bankers Trust Company in New York City, and (ii) the sum of (x) 1/2 of 1% and (y) the Federal Funds Rate on overnight federal funds transactions for such day as published by the Federal Reserve Bank of New York.

     "Business Day": a day of the year on which national banks are open for business in Green Bay, Wisconsin.

     "Code": the Internal Revenue Code of 1986, as amended.

     "Commitment": the Lender's obligation to make Loans pursuant to Section
2.01 of this Agreement.

     "Effective Date": the date on or after the execution and delivery of this Agreement by the Company and the Lender on which all of the conditions precedent set forth in Section 4.01 shall have been satisfied.

     "Event of Default": as such term is defined in Section 6.

     "Indebtedness": with respect to any Person at any time, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than accounts payable on normal payment terms to suppliers incurred in the ordinary course of business), (d) all obligations of such Person under leases that are required to be reported as a liability under generally accepted accounting principles, (e) all obligations of such Person for the deferred purchase price of property or services (other than accounts payable on normal payment terms to suppliers incurred in the ordinary course of business), (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligation secured thereby has been assumed and (g) all guarantees by such Person of Indebtedness of others.

     "Initial Public Offering": the initial public offering of the Company's Common Stock as described in the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

     "Lien": any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument, in, of, or on any of the assets or properties, whether now owned or hereafter acquired, of the Company or any Subsidiary, whether arising by agreement or operation of law.

     "Loan": as defined in Section 2.01.

     "Loan Documents": this Agreement and all agreements, instruments and documents heretofore, herewith or hereafter executed and delivered by the Company or any other Person pursuant to, or in connection with, this Agreement.

     "Maximum Commitment": Twenty Five Million Dollars ($25,000,000).

     "Person": any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Request Loan": as such term is defined in Section 2.

     "Request Loan Rate": means, for any day, a rate per annum equal to the interest rate applicable to Euro-Dollar Loans under the ShopKo Credit Agreement.

     "ShopKo Credit Agreement": the Credit Agreement dated as of July 8, 1997 among the Lender, the Banks named therein and Bankers Trust Company as Agent, as the same may be amended from time to time.

     "Subsidiary": means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

     "Termination Date": the earliest of (i) January 31, 2001, (ii) the date on which the Commitment is terminated pursuant to Section 6, or (iii) the date on which the Commitment is terminated pursuant to Sections 2.07 or 2.13.

     1.02. Certain Other Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with generally accepted accounting principles.

     Section 2.  The Loans.

     2.01. The Commitment. On the terms and subject to the conditions hereof, the Lender agrees to make loans (each, a "Loan" and, collectively, the "Loans") to the Company on a revolving basis at any time and from time to time from and including the Effective Date through and including the last Business Day preceding the Termination Date, during which period the Company may borrow, repay and reborrow in accordance with the provisions hereof; provided, however, that the unpaid principal amount of outstanding Loans shall not at any time exceed the Maximum Commitment. Loans made hereunder shall be either Request Loans or Account Balancing Loans.

     2.02.  Procedure for Loans.

          (a) Request Loans. Any request by the Company for a Request Loan shall be in writing, or by telephone promptly confirmed in writing, and must be given so as to be received by the Lender not later than 12:00 noon (Green Bay time) on the date five Business Days prior to the date of the requested Request Loan. Each request for a Request Loan shall be irrevocable and shall be deemed a representation by the Company that on the date of the requested Request Loan and after giving effect to such Request Loan the applicable conditions specified in Section 3 have been and will be satisfied. Each request for a Request Loan shall specify (a) the date of the requested Request Loan, and (b) the amount of such Request Loan, which shall be in integral multiples of $1,000,000. Unless the Lender determines that any applicable condition specified in Section 3 has not been satisfied, the Lender will make available to the Company by deposit into an account designated in writing by the Company to the Lender not later than 2:00 p.m. (Green Bay time) on the date of the requested Request Loan the amount of the requested Request Loan. Without in any way limiting the Company's obligation to confirm in writing any telephone request for a Request Loan, the Lender may rely on any such request which it believes in good faith to be genuine, and the Company hereby waives the right to dispute the Lender's record of the terms of such telephone request for a Request Loan, absent manifest error.

          (b) Account Balancing Loans. Account Balancing Loans will be made to cover the Company's daily cash needs. Each day the Lender's Cash Management Department will reconcile the Company's cash disbursements with its cash receipts. If cash disbursements exceed cash receipts, an Account Balancing Loan will be made by Lender to cover this excess.

     2.03. Requirement to Borrow. The Company shall not borrow any funds from any person other than the Lender in order to satisfy its short-term financial requirements unless such borrowing is either consented to by the Lender in writing or the Lender has not provided the funds it is required to provide under this Agreement within ten (10) Business Days after the Company makes an appropriate request hereunder and complies with all terms provided for herein. If the Company has borrowed any funds from any person other than the Lender in accordance with the preceding sentence, (a) it will borrow funds from the Lender under this Agreement to repay such borrowings as soon as the Lender makes funds available and (b) it will seek to borrow any additional funds from the Lender pursuant to the terms of this Agreement before it seeks to obtain funds from any person other than the Lender.

     2.04.  Interest Rate, Interest Payments and Default Interest.

            (a) Each Request Loan shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the Request Loan Rate.

            (b) Each Account Balancing Loan shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the Account Balancing Loan Rate.

            (c) Interest shall be calculated daily based on the outstanding principal amount of the Loans at the close of business on each day after application of payments pursuant to Section 2.06(b) hereof and payable (i) for each month on the last day of such month, (ii) upon any permitted prepayment in full and (iii) on the Termination Date; provided, however, that interest on any Loan not paid when due shall be payable on demand. Any Loan not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the sum of the applicable interest rate plus 2.0%.

            (d) The interest rates provided in this Section 2.04 are predicated upon the continued existence of the ShopKo Credit Agreement in its current form. Lender hereby expressly reserves the right to increase the interest rates set forth herein if the ShopKo Credit Agreement is amended or replaced, provided, however, that the interest rates charged to the Company hereunder shall not exceed those set forth in Lender's then-current primary revolving credit agreement.

     2.05. Repayment. The principal of the Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

     2.06.  Prepayments.

            (a) Optional Prepayments. The Company may prepay the Loans in whole or in part, at any time upon two Business Days' notice to the Lender, without premium or penalty. Any prepayment in full must be accompanied by accrued and unpaid interest on the amount prepaid. Any partial prepayment need not be accompanied by accrued and unpaid interest. Each partial prepayment shall be in an amount of $1,000,000 or an integral multiple thereof.

            (b) Automatic Prepayments. If, upon Lender's reconciliation of the Company's cash disbursements and cash receipts as set forth in Section 2.02(b), the Company's cash receipts exceed the Company's cash disbursements, such excess cash will automatically be applied by Lender as a prepayment of Loans made hereunder. Such prepayments will be applied first to any outstanding Account Balancing Loans, then to any outstanding Request Loans.

            (c) Revolving Borrowing. Amounts paid (unless following an acceleration or upon termination of the Commitment) or prepaid under this
     Section 2.06 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement.

     2.07. Optional Reduction of Maximum Commitment or Termination of Commitment. The Company may, at any time, upon not less than two Business Days' prior written notice to the Lender, reduce the Maximum Commitment, with any such reduction in an amount equal to $1,000,000 or an integral multiple thereof. Upon any reduction in the Maximum Commitment pursuant to this Section, the Company shall pay to the Lender the amount, if any, by which the aggregate unpaid principal amount of outstanding Loans exceeds the Maximum Commitment as so reduced. Amounts so paid may not be reborrowed. The Company may, at any time, upon not less than two Business Days' prior written notice to the Lender, terminate the Commitment in its entirety. Upon termination of the Commitment pursuant to this Section, the Company shall pay to the Lender the full amount of all outstanding Loans, all accrued and unpaid interest thereon, all unpaid Facility Fees accrued to the date of such termination, and all other unpaid obligations of the Company to the Lender hereunder.

     2.08. Computation. Interest on the Loans and the Facility Fee shall be computed on the basis of actual days elapsed and a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).

     2.09. Payments. Payments and prepayments of principal of, and interest on, the Loans and all fees, expenses and other obligations under this Agreement payable to the Lender shall be made without setoff or counterclaim in immediately available funds not later than 12:00 noon (Green Bay time) on the dates called for under this Agreement by deposit into Lender's account number _________________ with _______________________________, ___________ office.
Funds received on any day after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Loans shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal.

     2.10. Use of Proceeds. The proceeds of the initial Loan shall be used in a manner not in conflict with any of the Company's covenants in this Agreement and not for any other purpose prohibited under the ShopKo Credit Agreement. No part of such proceeds shall be used, directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying such margin stock.

     2.11. Setoff. If the unpaid principal amount of the Loans, interest accrued thereon or any other amount owing by the Company under the Loan Documents shall have become due and payable (by demand, acceleration or otherwise), the Lender shall have the right, in addition to all other rights and remedies available to it, without notice to the Company, to set off against, and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Company. Such right shall exist whether or not the Lender shall have made any demand hereunder or under any other Loan Document, whether or not such debt owing to or funds held for the account of the Company is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender.

     2.12. Facility Fee. The Company shall pay to the Lender a Facility Fee (the "Facility Fee") in an amount determined by applying a rate of 0.2% per annum to the Maximum Commitment for the period from the Effective Date to the Termination Date. Such Facility Fee is payable in arrears quarterly on the last day of each March, June, September and December, and on the Termination Date. If the Maximum Commitment is reduced pursuant to Section 2.07, the Maximum Commitment as so reduced shall be used for calculating the Facility Fee from the date of such reduction. The Facility Fee rate is subject to increases to the extent the facility fee rate set forth in Lender's primary revolving credit facility is increased beyond the 2% per annum rate currently required in the ShopKo Credit Agreement.

     2.13. Term of the Agreement. This Agreement commences on the date of this Agreement first set forth above and will continue until the Termination Date. Notwithstanding the foregoing, this Agreement may be sooner terminated, without liability to the terminating party:

            (a) by either party, upon 30 days' notice to the other, if the Lender ceases to beneficially own 50% or more of the combined voting power of the Common Stock of the Company;

            (b) by either party, immediately upon notice to the other party, if that other party's material breach of this Agreement continues uncured or uncorrected for 30 days after both the nature of that breach and the necessary cure or correction has been agreed upon by the parties.

     Section 3. Representations and Warranties of the Company. The Company represents and warrants that:

     3.01. Organization, Corporate Powers, Etc. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated; (b) the Company has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted and is qualified to do business in every jurisdiction wherein such qualification is necessary; and
(c) the Company has the corporate power to execute, deliver and perform the Loan Documents to which it is a party.

     3.02. Authorization of Borrowing, Etc. The execution, delivery and performance of the Loan Documents to which the Company is a party and the borrowings hereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Company, any provisions of any indenture, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or result in the creation or imposition of any Lien upon any of the properties or assets of the Company other than Liens in favor of the Lender. The Loan Documents constitute the legal, valid and binding obligations of the Company enforceable against them in accordance with their respective terms.

     Section 4.  Conditions Precedent.

     4.01. Effectiveness of Agreement. This Agreement shall become effective upon its execution and delivery by the parties hereto and when (i) the Lender shall have received in form and substance satisfactory to it:

            (a) a copy of the Certificate of Incorporation of the Company, certified by the Secretary of the State of Delaware;

            (b) a currently dated long-form certificate of the Secretary of State of Delaware, certifying as to the legal existence and good standing of the Company;

            (c) a copy of the by-laws of the Company, certified by the Secretary or Assistant Secretary of the Company;

            (d) a copy of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Loan Documents to be executed by it, certified by the Secretary or Assistant Secretary of the Company; and

            (e) a certificate signed by the Secretary or Assistant Secretary of the Company, as to the incumbency and signature of the person or persons authorized to execute and deliver the Loan Documents to be delivered by the Company, and (ii) the Initial Public Offering shall have closed.

     4.02. Conditions Precedent to all Loans. The obligation of the Lender to make each Loan hereunder (including the initial Loan) shall be subject to the fulfillment of the following conditions:

            (a) The representation and warranties contained in Section 3 shall be true and correct on and as of the date of such Loan, with the same force and effect as if made on such date.

            (b) No Event of Default or event that could, with the passage of time, the giving of notice or both, become an Event of Default shall have occurred and be continuing on the date of such Loan or will exist after giving effect to such Loan.

            (c) The Lender shall have received the Company's request for any Request Loan in accordance with the terms set forth in Section 2.02(a).

     Section 5.  Covenants.

     The Company covenants and agrees that from the date hereof until payment in full of the principal of and interest on the Loans and the expiration or termination of the Commitment, unless the Lender shall otherwise consent in writing, the Company will:

     5.01. Corporate Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, and continue to conduct and operate its business substantially as currently conducted and operated.

     5.02. Payments of Indebtedness, Taxes, Etc. (a) Pay all of its Indebtedness and obligations promptly and in accordance with normal terms, and
(b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon any of such properties; provided, however, that the Company shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, claim or levy.

     5.03.  Financial Statements, Etc. Furnish to the Lender:

            (a) within 90 days after the end of each fiscal year of the Company, balance sheets and statements of income and surplus, together with supporting schedules, all audited by independent certified public accountants of recognized standing selected by the Company and acceptable to the Lender, showing the financial condition of the Company at the close of such year and the results of operations of the Company during such year;

            (b) within 45 days after the end of each fiscal quarter, similar financial statements to those referred to in clause (a) above, unaudited but certified by the chief financial officer or the controller of the Company, such balance sheets to be as of the end of such period and such statements of income and surplus to be for the period from the beginning of the fiscal year to the end of such period, in each case subject to audit and year-end adjustments;

            (c) with the statements submitted under clauses (a) and (b) above, a certificate signed by the chief financial officer or the controller of the Company stating that no

     Event of Default or event that could, with the passage of time, the giving of notice or both, become an Event of Default has occurred;

            (d) with the statements submitted under clause (a) above, a certificate of the accountants auditing such financial statements stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or event that would, with the passage of time, the giving of notice or both, become an Event of Default, or, if any such Event of Default or event exists, specifying the nature and period of existence thereof;

            (e) within two Business Days after any executive officer of the Company becomes aware of the existence of any Event of Default or event that could, with the passage of time, the giving of notice or both, become an Event of Default, a telephonic or telecopy notice specifying the nature thereof, the period of existence thereof and what action the Company intends to take with respect thereto, which notice shall be promptly confirmed in writing; and

            (f) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Company as the Lender may reasonably request.

     5.04. Inspection and Audits. Permit any persons designated by the Lender to visit and inspect any of its properties, to examine and copy its corporate books and financial records, to conduct audits of its accounts receivable, and to discuss its affairs and finances with its principal officers, all at such times as the Lender may reasonably request.

     5.05. Compliance with Laws, Etc. Comply with all applicable laws, rules, regulations and orders in all material respects, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been established.

     5.06. Notice of Litigation. The Company will give prompt written notice to the Lender of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Company or any property of the Company or to which the Company is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Company or on the ability of the Company to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding.

     5.07. Compliance with the ShopKo Credit Agreement. For so long as the Company falls within the definition of a "subsidiary" of the Lender for purposes of the ShopKo Credit Agreement, the Company and its Subsidiaries:

            (a) shall provide the Lender with all information and notices necessary to permit the Lender to comply with the ShopKo Credit Agreement, including, without limitation, Section 5.01 and Article VI of the ShopKo Credit Agreement;

            (b) shall comply, to the extent applicable to the Company and its Subsidiaries, with Sections 5.02 (Maintenance of Property; Insurance), 5.03 (Conduct of Business and Maintenance of Existence) and 5.04 (Compliance with Laws) of the ShopKo Credit Agreement;

            (c) shall not incur or suffer to exist any "lien" on the "restricted assets" (as those terms are defined in the ShopKo Credit Agreement) of the Company or any of its Subsidiaries without the Lender's prior written consent;

            (d) shall not sell, lease (as lessor) or otherwise transfer, directly or indirectly any "operating property" (as those terms are defined in the ShopKo Credit Agreement) of the Company or any of its Subsidiaries without the Lender's prior written consent;

            (e) shall not enter into any "sale and leaseback transaction" (as those terms are defined in the ShopKo Credit Agreement) without the Lender's prior written consent;

            (f) shall not incur any "debt" (as that term is defined in the ShopKo Credit Agreement) except (i) as permitted by Sections 5.12(a) and
     (b) of the ShopKo Credit Agreement, and (ii) as approved in advance in writing by Lender; and

            (g) shall not enter into any agreement in violation of Section 5.13 (Limitation on Certain Covenants and Restrictions) of the ShopKo Credit Agreement.

     Section 6.  Events of Default.

     Upon the occurrence of any of the following events (hereinafter called Events of Default):

            (a) any representation or warranty made herein or any report, certificate, financial statement or other instrument furnished in connection with this Agreement shall prove to be false or misleading in any material respect;

            (b) default in the payment of the principal of or interest on the Loans or in any other obligation of the Company under any of the Loan Documents;

            (c) default in the payment of any other Indebtedness of the Company when due, or default in the performance of any other obligation incurred in connection with any Indebtedness for borrowed money of the Company, if the outstanding principal amount of such Indebtedness exceeds $1,000,000 and the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to be accelerated;

            (d) default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms of any Loan Document if such default is not remedied within thirty (30) days after the Lender shall have given the Company notice thereof;

            (e) the Company shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or any of its properties or assets, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (v) take any corporate action for the purpose of effecting any of the foregoing;

            (f) an order, judgment or decree shall be entered, without the application, approval or consent of the Company by any court of competent jurisdiction approving a petition seeking the reorganization, liquidation or dissolution of the Company or of all or a substantial part of the properties or assets of the Company, or appointing a receiver, trustee or liquidator of the Company, unless such order, judgment or decree is stayed, reversed or rescinded within 60 days after its entry; or

            (g) final judgment for the payment of money in excess of $500,000 shall be rendered against the Company, and the same shall remain undischarged for a period of 30 days when execution thereof is effectively stayed;

then, if (x) any Event of Default described in Sections 6(e) or 6(f) shall occur, the Commitment shall automatically be terminated and the outstanding principal of the Loans, the accrued interest thereon and all other obligations of the Company to the Lender under the Loan Documents shall automatically become immediately due and payable, or (y) any other Event of Default shall occur and be continuing, then the Lender may, by written notice to the Company, (i) terminate the Commitment, whereupon the Commitment shall be terminated and (ii) declare the outstanding principal of the Loans, the accrued interest thereon and all other obligations of the Company to the Lender under the Loan Documents to be forthwith due and payable, whereupon the Loans, all accrued interest thereon and all such obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything any Loan Document to the contrary notwithstanding. In addition, the Lender may enforce any and all rights under the Loan Documents.

     Section 7. Representations and Warranties of the Lender. The Lender represents and warrants that:

     7.01. Organization: Corporate Powers. The Lender is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has the corporate power and authority to execute, deliver and perform this Agreement.

     7.02. Authorization of Lending, Etc. The execution, delivery and performance of this Agreement and the lending of funds hereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Lender, or any provision of any indenture, agreement or other instrument to which the Lender is a party or by which it or any of its property is bound. This Agreement constitutes the legal, valid and binding obligation of the Lender enforceable against it in accordance with its terms.

     Section 8.  Miscellaneous.

     8.01. No Waiver. No failure on the part of the Lender to exercise and no delay in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     8.02. Accounting. All financial statements furnished to the Lender under this Agreement and all computations and determinations required to be made pursuant to this Agreement shall be made in accordance with generally accepted accounting principles, applied on a basis consistent with the financial statements for the fiscal year ended January 31, 1998.

     8.03. Notices. Except as otherwise specifically provided for herein, all notices and other communications provided for herein shall be in writing and telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. All notices and other communications hereunder shall be deemed to have been duly given when transmitted by telecopier, personally delivered or, in the case of a mailed notice, three Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

     8.04. Expenses; Taxes; Attorneys' Fees; Etc. The Company agrees to pay or cause to be paid and to save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, whether incurred by the Lender before or after the Effective Date, including but not limited to fees and expenses of counsel for the Lender incurred from time to time, in connection with the preparation, execution, delivery and performance of the Loan Documents, any requested amendments, waivers or consents to the Loan Documents, and the Lender's enforcement or preservation of rights under the Loan Documents or any other such documents or instruments, including but not limited to such expenses as may be incurred by the Lender in the collection of the Loans. The Company agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter reasonably determined by the Lender to be payable in connection with the Loan Documents, or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Company agrees to save the Lender harmless from and against any and all present or future claims liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. All such expenses, taxes or attorneys' fees shall, to the extent paid or payable by the Lender, be payable to the Lender by the Company on demand.

     8.05. Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Company and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     8.06. Amendments, Etc. No amendment, modification or waiver of any provision of the Loan Documents and no consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by, in the case of amendments and modifications, the Lender and the Company or, in the case of waivers and consents, the Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     8.07. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign its rights or obligations hereunder without the prior written consent of the Lender.

     8.08. Marshalling; Payments Set Aside. The Lender shall be under no obligation to marshall any assets in favor of the Company or any other Person or against or in payment of the Loans and other Indebtedness of the Company to the Lender. To the extent that the Company makes a payment or payments to the Lender or the Lender exercises its rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     8.09. Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and shall not govern the interpretation of any of the provisions of this Agreement.

     8.10. Reliance by the Lender. All covenants, agreements, representations and warranties made herein and in any Loan Document by the Company shall, notwithstanding any investigation by the Lender, be deemed to be material to and to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement.

     8.11. Survival. The agreements and obligations of the Company under Sections 8.04, 8.08 and 8.13 shall survive the repayment of the Loans.

     8.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     8.13. Governing Law and Construction. The Loan Documents shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Wisconsin. Whenever possible, each provision of the Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of the Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision. In the event of any conflict within, between or among the provisions of any of the Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto, those provisions giving the Lender the greater right shall govern.

     8.14. Limitations on Liability. Neither party shall have any liability under this Agreement (including any liability for its own negligence) for damages, losses or expenses (including expenses or higher interest rates incurred in order to obtain alternative financing sources) suffered by the other party or its subsidiaries as a result of the performance or non-performance of such party's obligations hereunder, unless such damages, losses or expenses are caused by or arise out of the willful misconduct or gross negligence of such party or a breach by such party. In no event shall either party have any liability to the other party for indirect, incidental or consequential damages that such other party or its subsidiaries or any third party may incur or experience on account of the performance or non-performance of such party's obligations hereunder. The provisions of this Section 8.14 shall survive any termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              SHOPKO STORES, INC.

                              By:
                                     ----------------------------------------
                              Name:  William J. Podany
                              Title: President and Chief Executive Officer

                              ATTEST:
                              By:
                                     ----------------------------------------
                              Name:  Richard D. Schepp
                              Title: Sr. Vice President,
                                     General Counsel/Secretary

                              Address for Notices:
                              700 Pilgrim Way
                              Green Bay, Wisconsin 54307-9060
                              Attention:  Controller
                              cc:         General Counsel
                              Facsimile Number:  (920) 429-4720

                              PROVANTAGE HEALTH SERVICES, INC.

                              By:
                                     ----------------------------------------
                              Name:  Jeffrey A. Jones
                              Title: Executive Vice President and Chief
                                     Operating Officer

                              ATTEST:
                              By:
                                     ----------------------------------------
                              Name:  Richard D. Schepp
                              Title: Secretary

                              Address for Notices:
                              ProVantage Health Services, Inc.
                              500 Elm Grove Road
                              Suite 200
                              Elm Grove, WI  53122
                              Attention:  Controller
                              cc:         Legal Department
                              Facsimile Number:  (414) 641-3770